Exhibit 10.1

[the letterhead of PKO BP]

ADDENDUM NO. 3

TO AGREEMENT NO. 97 1020 1026 0000 1702 0388 9318

OVERDRAFT FACILITY

OF 23 MAY 2019

The agreement is concluded on the day the last of the parties’ representatives signs it.

Powszechna Kasa Oszczędności Bank Polski Spółka Akcyjna with its registered office in Warsaw, address: ul. Puławska 15, 02-515 Warsaw, entered in the National Court Register maintained by the District Court for the Capital City of Warsaw in Warsaw, 13th Commercial Division of the National Court Register, under KRS No. 0000026438, NIP: 525-000-77-38, REGON: 016298263, with the share capital (paid-in capital) of PLN 1,250,000,000.00 (hereinafter, the “PKO BP SA”), on behalf of which the following persons are acting:

1. Paweł Krzywdziuk - Proxy,

2. Edyta Taborowicz - Proxy,

and

ASEC Spółka Akcyjna with the seat in Kraków, address: Wadowicka 6, 30-415 Kraków, entered in the National Court Register maintained by the District Court for Kraków-Śródmieście in Kraków, XI Economic Department of the National Court Register, under KRS No. 0000034383, NIP: 677-193¬09-64, REGON: 351324446, with the share capital (paid-in capital) of PLN 4,107,000.00 (the “Borrower”), on behalf of which the following persons are acting:

1.	Agnieszka Światły - President of the Management Board; and
2.	Tomasz Boryczko - Vice-President of the Management Board;

hereinafter jointly referred to as the “Parties;”

hereby enter into Addendum No. 3 (the “Addendum”), to Agreement No. 97 1020 1026 0000 1702 0388 9318 overdraft facility of May 23, 2019, as amended (the “Agreement”).

NOW THEREFORE, the Parties agreed as follows:

§ 1.

At the Borrower’s request, in order to extend the term of the loan, reduce the amount of the loan by USD 300,000.00 (in words: three hundred thousand 00/100), i.e. to USD 1,700,000.00 (in words: one million seven hundred thousand 00/100), establish collateral for the repayment of all obligations of the Borrower under the Agreement and amend certain other provisions of the Agreement, the Parties agree to make the following amendments to the Agreement:

1)	§ 1 shall be replaced with the following wording:
“1.	PKO BP SA shall grant to the Borrower, subject to the terms and conditions as specified in the Agreement, an overdraft facility in the amount of USD 1,700,000.00 (in words: one million seven hundred thousand and 00/100 US Dollars) (hereinafter, the “Facility”).
2.	The Borrower declares that the funds from the Facility shall be used to finance the Borrower’s current liabilities resulting from their business activity.
3.	The Facility shall be granted for the period from May 23, 2019 to December 22, 2021 (the “Facility Term”).”;

2) § Paragraph 5(2) shall be replaced with the following wording:

“2.	On December 22, 2020, bank commission fees and banking charges shall apply in the amounts as specified in the Tariff, the extract from which is attached as Appendix No. 1 to the Agreement.”;

3) § 6 shall be replaced by the following:

“1.	The following shall constitute the security:
1)	blank promissory note issued by the Borrower together with a promissory note declaration,

2)	Facility repayment guarantee granted by Bank Gospodarstwa Krajowego (the “BGK”), as part of agreement for the portfolio guarantee line of the Liquidity Guarantee Fund No. 4/PLG-FGP/2020 of 10 April 2020, as amended. (the “Portfolio Agreement”) in the amount constituting 80% of the Facility, i.e. PLN 4,939,792.00 (in words: four million nine hundred and thirty-nine thousand seven hundred and ninety-two and 00/100 zlotys), as determined on the basis of the amount of the Facility, converted from the currency of the Facility into PLN at the average exchange rate of the National Bank of Poland as announced on 21 December 2020, which is 3.6322, for the period of 15 (in words: fifteen) months, i.e.: from December 23, 2020 to March 22, 2022 (the “BGK Guarantee”); the commission fee for the BGK Guarantee shall amount to 0.25% of the amount of the extended BGK Guarantee; the commission fee shall be collected in advance for the entire term of the BGK Guarantee and charged from the date it is granted ; the commission fee shall be collected from the Current Account, without any instruction from the Borrower required.
2.	The instruments to secure the BGK Guarantee shall include, among others, blank promissory note (1 pcs.) together with a promissory note declaration, issued by the Borrower to BGK.
3.	The documentation related to the Agreement, constituting an integral part of the Agreement, shall include:
1)	An application to BKG to grant the BGK Guarantee under the Portfolio Agreement (the “Application”) constituting Appendix 2 to the Agreement;
2)	Statement by PKO BP S.A. and the Borrower dated December 22, 2020 (the pari passu clause) constituting Appendix 3 to the Agreement.
4.	If BGK pays the amount under the BGK Guarantee, BGK shall, upon payment, enter into the rights of PKO BP SA up to the amount of the payment made - in accordance with Article 47a of Act of May 8, 1997 on the Sureties and Guarantees Issued by the State Treasury and by Certain Legal Persons (Journal of Laws of 2020, item 122, as amended) - including rights to collaterals.
5.	All costs related to the establishment, modification and release of the Collateral shall be borne by the Borrower.
6.	The collateral shall remain in force until the repayment of all obligations of the Borrower under the Agreement.”;

4)	In § 7(2)(1), the following letter point (d) shall be inserted after letter point (c):

“d) Documents for the previous month on the basis of which PKO BP S.A. will be able to assess the Borrower’s financial liquidity, including in particular the liquidity sheet, substantially in the form as provided by PKO BP SA, which is attached hereto as Appendix No. 4 to the Agreement - by the 10th day of each month, with the provision that a change to the form of liquidity sheet shall not require an annex to the Agreement, and a new form of liquidity sheet (Appendix No. 4 to the Agreement) will be provided to the Borrower to replace the previous one;”

5)	In § 7, the following paragraph 5 shall be inserted after paragraph 4:

“5. The Borrower undertakes to make a statement, in the form of notarial deed, on its submission to court enforcement procedure with respect to PKO BP S.A.’s claims under the Agreement, pursuant to Art. 777.1.1. 5. of Act of November 17, 1964 – the Code of Civil Procedure (consolidated text in: Journal of Laws [Dz. U.] of 2020, item 1575, as amended) with the content satisfactory to PKO BP SA, under which the Borrower shall submit itself to enforcement up to the amount of USD 3,400,000.00 (in words: three million four hundred thousand and 00/100 US Dollars), and until December 22, 2023, PKO BP SA shall be able to apply repeatedly to attach the writ of execution to the enforcement clause.”;

6)	In §8, after §8.7, §8.8 - 8.10 shall be added with the following wording:

“8) accepts the final terms and conditions of the BGK Guarantee concerning the term of its validity, percentage rate and the amounts, as specified in the Agreement,

9) agrees to amend the Application to the extent that the final conditions of the BGK Guarantee differ from those resulting from the Application,

10) consents to PKO BP SA’s collecting the commission fee referred to in §8.1(2), above from the Current Account and transfer it to BGK.”.

§ 2.

1.	Appendix No. 1 to the Agreement shall be given the wording as indicated in Appendix No. 1 to the Addendum.
2.	Appendices Nos. 2 - 4 are introduced to the Agreement, in the wording as indicated in Appendices Nos. 2 - 4 to the Addendum, respectively.
3.	The remaining provisions of the Agreement shall remain unchanged.

§ 3.

1.	The Addendum constitutes an integral part of the Agreement and enters into force as of December 22, 2020, however not earlier than after:
1)	signing the update of the bill of exchange declaration referred to in §6.1.1 of the Agreement, in the form and content accepted by PKO BP SA,2) establishment of security for the repayment of all liabilities of the Borrower under the Agreement referred to in §6.1.2 of the Agreement.

2.	The Borrower undertakes to submit, within 21 (in words: twenty-one) days of the signing of the Addendum, on pain of termination of the Agreement:
1)	statement on the Borrower’s submission to court enforcement procedure, in the form of notarial deed, with respect to PKO BP SA’s claims under the Agreement, made pursuant to Art. 777 §1.5 of Act of 17 November 1964 - the Code of Civil Procedure (the consolidated text in Journal of Laws [Dz. U] of 2020, item 1575, as amended) with its content satisfactory to PKO BP SA, under which the Borrower will submit itself to enforcement up to the amount of USD 3,400,000.00 (in words: three million four hundred thousand 00/100 US Dollars), and until December 22, 2023, PKO BP SA shall be able to apply repeatedly to attach the writ of execution to the enforcement clause”;
2)	up-to-date, i.e. not older than 1 (in words: one) month, certificates from the Social Insurance Institution (ZUS) that the Borrower has not been in arrears with the payment of the contributions and certificates from the relevant tax office that the Borrower has not been in arrears with the payment of taxes,
3)	up-to-date, i.e. not older than 1 (in words: one) month, positive bank opinion from Bank Handlowy w Warszawie Spółka Akcyjna of Warsaw that the Borrower’s financial debt has been served in timely fashion.
3.	The Borrower represents that it has submitted the relevant corporate approvals for the loan extension and establishment of collateral to PKO BP SA.
4.	Any and all amendments to the Addendum must be made in writing in order to be valid.

§ 4.

For the amending, upon the Borrower’s request, of the terms and conditions of the Agreement, introduced by the Addendum, with respect to the extension of the Agreement, PKO BP SA shall charge, without a specific instruction from the Borrower to do so, a commission fee of 1.0% p.a. on the extended amount of the credit facility, however no less than PLN 2,000.00 (in words: two thousand 00/100 zlotys), i.e. USD 17,000.00 (in words: seventeen thousand 00/100 US Dollars). The commission fee shall be charged on the day of conclusion of the Addendum, in the manner specified in the Agreement, and the Borrower hereby authorises PKO BP SA to do so.

§ 5.

This document has been drawn up/the declaration of will has been submitted by the proxy in the electronic form and signed with qualified electronic signatures using the qualified certificates, in accordance with the provisions of Act of September 5, 2016, on the Fiduciary Services and Electronic Identification.

Appendixes to the Addendum:

1.	Extract from the Table of Banking Commission Fees and Charges applicable at PKO Bank Polski S.A. for the Corporate Clients – Appendix No. 1 to the Agreement,
2.	Application to BGK to grant a BGK Guarantee under the Portfolio Agreement – Appendix No. 2 to the Agreement,
3.	Statement by PKO BP SA and the Borrower (the pari passu clause) – Appendix No. 3 to the Agreement,
4.	Form of liquidity sheet - Appendix No. 4 to the Agreement.

Signatures of persons acting on behalf of the Borrower:	Signatures of persons acting on behalf of PKO BP SA:

Signed by:	Signed by:

/s/ Agnieszka Światły	/s/ Paweł Krzywdziuk
Agnieszka Światły, Managing Director of ASEC	Paweł Krzywdziuk, Senior Consultant
Date: 12.21.2020, 5:05 p.m.	Date: 12.21.2020, 4:30 p.m.

Signed by:

/s/ Tomasz Stanisław Boryczko
Tomasz Stanisław Boryczko, Head of Sales of ASEC
Date: 12.21.2020, 4:57 p.m.

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